                                              OPPENHEIMER MIDCAP FUND
                                                   (the "Trust")

                                                      BY-LAWS

                                    AMENDED AND RESTATED AS OF OCTOBER 5, 2005

                                                     ARTICLE I

                                                   SHAREHOLDERS

     Section 1. Place of Meeting.  All meetings of the  Shareholders  shall be held at the principal  office of the
Trust or at such other  place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.  Any terms used herein shall have the meaning  defined in the Amended and  Restated  Declaration of Trust, as amended from time to time.

     Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any purpose or purposes may be called by the  Chairman of the Board of  Trustees,  if any,  or by the  President  or by the Board of  Trustees  and shall be called by the Secretary  upon receipt of the request in writing  signed by  Shareholders  holding not less than one third of the entire  number of Shares  issued and  outstanding  and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the Shareholders  shall be called by the Board of Trustees  upon  receipt of the request in writing  signed by  Shareholders  that hold not less than ten percent of the entire number of Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

     Section 3. Notice of Meetings of  Shareholders.  Written or printed  notice of every meeting of  Shareholders, stating the time and place  thereof  (and the general  nature of the  business  proposed  to be  transacted  at any special or extraordinary  meeting),  shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder  at the  Shareholder's  residence  or usual  place of  business  or by mailing  it, postage  prepaid and  addressed  to the  Shareholder's  address as it appears  upon the books of the Fund.  In lieu thereof,  such notice also may be delivered by such other means,  for example  electronic  delivery,  to the extent consistent with applicable laws.

     No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any Shareholder who attends in person or by proxy or to any  Shareholder  who,  in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record date for the  determination  of
Shareholders  entitled  to notice of and to vote at any  meeting  of  Shareholders  and  Shareholders  entitled  to receive any  dividend  payment or  allotment  of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make  available a list of the names and addresses  of all  Shareholders  as  recorded  on the books of the Trust,  upon  receipt of the  request in writing signed by not less than ten  Shareholders  (who have been such for at least 6 months)  holding  Shares of the Trust valued at $25,000 or more at current  offering  price (as  defined in the Trust's  Prospectus)  or holding not less than one percent in amount of the entire  number of shares of the Trust issued and  outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request  for a meeting to remove one or more  trustees  pursuant to Section 2 of Article I and Section 2 of Article
II of these  By-Laws and be  accompanied  by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its  discretion,  satisfy its  obligation  under this Section 5 by either,  as required by Section 16(c) of the Investment  Company Act, making  available the Shareholder List to such  Shareholders at the principal  offices of the Trust,  or at the offices of the Trust's  transfer  agent,  during regular  business  hours, or by mailing a copy  of  such  Shareholders'  proposed  communication  and  form  of  request,  at  their  expense,  to all  other
Shareholders.  Notwithstanding  the  foregoing,  the Board of  Trustees  may also take such other  action as may be permitted under Section 16(c) of the Investment Company Act.

     Section 6. Quorum,  Adjournment  of  Meetings.  The presence in person or by proxy of the holders of record of more than  one-third of the Shares,  or of the shares of any Series or Class,  of the Trust issued and  outstanding and entitled to vote  thereat,  shall  constitute  a quorum,  respectively,  at all  meetings of the  Shareholders;
provided,  however,  that if any  action  to be taken by the  Shareholders  or by a  Series  or Class at a  meeting requires an affirmative  vote of a majority,  or more than a majority,  of the shares  outstanding  and entitled to vote,  then in such  event  the  presence  in  person  or by proxy  of the  holders  of a  majority  of the  shares outstanding  and entitled to vote at such a meeting  shall  constitute a quorum for all  purposes.  At a meeting at which a quorum is present,  a vote of a majority of the quorum shall be  sufficient to transact all business at the meeting.  All such  adjournments  will require the  affirmative  vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned.

     If a quorum is present but sufficient  votes in favor of one or more proposals have not been received,  any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more adjournments of the meeting to permit further  solicitation  of proxies with respect to any proposal.  All such  adjournments  will require the affirmative  vote of a majority  of the shares  present in person or by proxy at the  session of the  meeting to be adjourned.  Prior to any such adjournment, any lawful business may be transacted.

     Section 7. Voting and Inspectors.  At all meetings of  Shareholders,  every  Shareholder of record entitled to vote at such meeting shall be entitled to vote at such meeting  either in person or by proxy.  A proxy may be given by or on behalf of a Shareholder in writing or by electronic  means,  including,  but not limited to, by telephone, facsimile or via the internet.

     All  elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise  provided in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision  superseding  the  restrictions  and limitations contained in the Declaration of Trust or in these By-Laws.

     At any  election of Trustees,  the Board of Trustees  prior  thereto  may, or, if they have not so acted,  the
Chairman of the meeting  may,  and upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such  election  with strict  impartiality  and according to the best of their  ability,  and shall  after the  election  make a  certificate  of the result of the vote  taken.  No candidate for the office of Trustee shall be appointed such Inspector.

     The  Chairman  of the meeting  may cause a vote by ballot to be taken upon any  election  or matter,  and such vote shall be taken upon the  request of the holders of ten  percent  (10%) of the Shares  entitled to vote on such election or matter.

     Section 8. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided  over by the  Chairman of the Board of Trustees,  if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if none of the Chairman of the Board of Trustees,  the  President or any
Vice-President  is present,  by a chairman to be elected at the meeting.  The  Secretary of the Trust,  if present, shall act as  Secretary of such  meetings,  or if he is not present,  an  Assistant  Secretary  shall so act, or if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect its secretary.

     Section 9. Concerning  Validity of Proxies,  Ballots,  Etc. At every meeting of the Shareholders,  all proxies shall be received and taken in charge of and all ballots  shall be received and  canvassed by the  secretary of the meeting,  who shall decide all questions  touching the  qualification of voters,  the validity of the proxies,  and the  acceptance  or rejection of votes,  unless  inspectors  of election  shall have been  appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

     Section 1.  Number and Tenure of  Office.  The  business  and  affairs  of the Trust  shall be  conducted  and managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided  herein, hold office until the next meeting of  Shareholders  of the Trust  following his election called for the purpose of electing Trustees or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

     Section 2.  Increase or Decrease in Number of Trustees;  Removal,  Resignation  and  Retirement.  The Board of
Trustees,  by the vote of a majority  of the entire  Board,  may  increase  the number of  Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the  vacancies  created by any such  increase in the number of
Trustees  until the next meeting  called for the purpose of electing  Trustees or until their  successors  are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire Board, may likewise  decrease the  number of  Trustees  to a number  not less than  three but the  tenure of office of any  Trustee  shall not be affected by any such decrease.  Vacancies  occurring other than by reason of any such increase shall be filled by a vote of a majority of the entire Board then  sitting.  In the event that after the proxy  material has been printed for a meeting of  Shareholders  at which  Trustees  are to be elected  and any one or more  nominees  named in such proxy material should die, become  incapacitated or fail to stand for election,  the authorized  number of Trustees shall be  automatically  reduced by the number of such nominees,  unless the Board of Trustees prior to the meeting shall  otherwise  determine.  A Trustee at any time may be removed either with or without cause by resolution  duly adopted by the  affirmative  votes of the  holders of not less than  two-thirds  of the  outstanding  Shares of the
Trust,  present in person or by proxy at any  meeting  of  Shareholders  at which such vote may be taken,  provided that a quorum is  present.  Any  Trustee at any time may be removed  for cause by  resolution  duly  adopted at any meeting of the Board of Trustees  provided that notice  thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least  two-thirds of the Trustees  whose removal is not proposed.  As used herein,  "for cause" shall mean any cause which under  Massachusetts law would permit the removal of a Trustee of a business trust.

     Any Trustee may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other
Trustees or to any officer of the Trust,  and such  resignation or retirement  shall take effect upon such delivery or upon such later date as is specified in such  instrument  and shall be effective as to the Trust and each Series of the Trust  hereunder.  Notwithstanding  the  foregoing,  any and all Trustees shall be subject to the provisions with respect to mandatory  retirement set forth in the  Retirement  Plan for  Non-Interested  Trustees or Directors
adopted by the Trust, as the same may be amended from time to time.

     Section 3. Place of Meeting.  The Trustees may hold their  meetings,  have one or more  offices,  and keep the books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other place as they may from  time to time by  resolution  determine,  or,  in the  case of  meetings,  as they  may  from  time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4.  Regular  Meetings.  Regular  meetings of the Board of  Trustees  shall be held at such time and on such notice, if any, as the Trustees may from time to time determine.

     Section 5.  Special  Meetings.  Special  meetings of the Board of Trustees  may be held from time to time upon call of the Chairman of the Board of  Trustees,  if any, the  President  or two or more of the  Trustees,  by oral, telegraphic  or written  notice duly served on or sent or mailed to each  Trustee not less than one day before such meeting.  No notice need be given to any  Trustee  who attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding  thereof,  waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 6. Quorum.  A majority of the Trustees  then in office shall  constitute a quorum for the  transaction of  business,  provided  that a quorum shall in no case be less than two  Trustees.  If at any meeting of the Board there shall be less than a quorum  present (in person or by open  telephone  line,  to the extent  permitted by the
Investment  Company Act of 1940 (the "1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum shall have been  obtained.  The act of the  majority of the Trustees  present at any meeting at which  there is a quorum  shall be the act of the Board,  except as may be  otherwise  specifically  provided by statute, by the Declaration of Trust or by these By-Laws.

     Section 7.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of Trustees (but not less than two) as the Board may from time to time determine.  The Board of Trustees by such  affirmative vote shall have power at any time to change the members of such  Committee  and may fill  vacancies  in the  Committee  by election from the  Trustees.  When the Board of Trustees  is not in  session,  the  Executive  Committee  shall have and may exercise  any or all of the powers of the Board of Trustees in the  management  of the  business and affairs of the
Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers which may require it)
except as  provided by law and except the power to increase  or  decrease  the size of, or fill  vacancies  on, the
Board.  The  Executive  Committee may fix its own rules of  procedure,  and may meet,  when and as provided by such rules or by  resolution of the Board of Trustees,  but in every case the presence of a majority  shall be necessary to constitute a quorum.  In the absence of any member of the Executive  Committee,  the members  thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 8. Other  Committees.  The Board of  Trustees,  by the  affirmative  vote of a majority  of the entire
Board,  may appoint other  committees  which shall in each case consist of such number of members of the Board (not less than  two) and  shall  have and may  exercise  such  powers  as the  Board  may  determine  in the  resolution appointing  them. A majority of all members of any such  committee may  determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees  shall have power at any time to change the members and powers of any such committee,  to fill vacancies,  and to discharge any such committee.

     Section 9.  Informal  Action by and  Telephone  Meetings of Trustees and  Committees.  Any action  required or permitted  to be taken at any  meeting of the Board of  Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such committee,  as the case may be.  Trustees or members of a committee  of the Board of Trustees  may  participate  in a meeting by means of a conference  telephone or similar  communications  equipment;  such  participation  shall,  except as otherwise required by the 1940 Act, have the same effect as presence in person.
     Section  10.  Compensation  of  Trustees  and  Committee  Members.  Trustees  and  members  of the  Committees appointed  by the Board shall be entitled to receive  such  compensation  from the Trust for their  services as may from time to time be voted by the Board of Trustees.

     Section  11.  Dividends.  Dividends  or  distributions  payable  on the  Shares of any  Series or Class of the
Trust may, but need not be, declared by specific  resolution of the Board as to each dividend or  distribution;  in lieu of such  specific  resolutions,  the Board may, by general  resolution,  determine  the method of  computation thereof,  the method of  determining  the  Shareholders  of the Series or Class to which they are  payable  and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

     Section  12.  Indemnification.  Before an  indemnitee  shall be  indemnified  by the Trust,  there  shall be a reasonable  determination  upon review of the facts that the person to be  indemnified  was not liable by reason of disabling  conduct as defined in the  Declaration  of Trust.  Such  determination  may be made  either by vote of a majority of a quorum of the Board who are neither  "interested  persons" of the Trust or the investment adviser nor parties to the  proceeding or by  independent  legal counsel.  The Trust may advance  attorneys'  fees and expenses incurred in a covered  proceeding to the indemnitee if the indemnitee  undertakes to repay the advance unless it is determined  that he is  entitled  to  indemnification  under the  Declaration  of  Trust.  Also at least one of the following  conditions  must be satisfied:  (1) the indemnitee  provides  security for his  undertaking,  or (2) the
Trust is insured  against  losses  arising by reason of lawful  advances,  or (3) a majority  of the  disinterested nonparty  Trustees or independent  legal counsel in a written opinion shall determine,  based upon review of all of the  facts,  that  there  is  reason  to  believe  that  the  indemnitee  will  ultimately  be  found  entitled  to indemnification.

                                                    ARTICLE III

                                                     OFFICERS

     Section 1.  Executive  Officers.  The  executive  officers of the Trust shall  include a Chairman of the Board of  Trustees,  a  President,  one or more  Vice-Presidents  (the number  thereof to be  determined  by the Board of
Trustees),  a Secretary and a Treasurer.  The Chairman of the Board and the President  shall be selected from among the  Trustees.  The  Board  of  Trustees  may  also in its  discretion  appoint  Assistant  Secretaries,  Assistant
Treasurers,  and other  officers,  agents and  employees,  who shall have  authority and perform such duties as the
Board or the  Executive  Committee  may  determine.  The Board of Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of Chairman of the Board and  Secretary,  and President and  Secretary,
may be held by the same person,  but no officer shall  execute,  acknowledge  or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed,  acknowledged or verified by two or more officers.

     Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors are chosen and qualify;  however,  any officer may be removed from office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and  Duties.  The  officers  of the Trust  shall have such  powers and duties as  generally pertain to their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the  Board of  Trustees  or the  Executive  Committee.  Unless  otherwise  ordered  by the Board of  Trustees,  the
Chairman of the Board shall be the Chief Executive Officer.
                                                    ARTICLE IV

                                                      SHARES

     Section 1. Share  Certificates.  The Board of Trustees has  discretion to determine  from time to time whether
(i) all of the  Shares  of the Trust or any  Series  or Class  shall be  issued  without  certificates,  or (ii) if certificates  are to be issued for any Shares,  the extent and  conditions  for such  issuance,  and the form(s) of such certificates.

     Section  2.  Transfer  of  Shares.  Shares of any Series or Class  shall be  transferable  on the books of the
Trust by the holder thereof in person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of certificates,  if any, for the same number of Shares of that Series or Class,  duly endorsed or accompanied  by proper  instruments  of  assignment  and  transfer,  with  such  proof of the  authenticity  of the signature  as the  Trust  or  its  agent  may  reasonably  require;  in the  case  of  shares  not  represented  by certificates, the same or similar requirements may be imposed by the Board of Trustees.

     Section  3.  Share  Ledgers.  The  share  ledgers  of the  Trust,  containing  the  name  and  address  of the
Shareholders  of each Series or Class of the Trust and the number of shares of that  Series or Class,  held by them respectively,  shall be kept at the  principal  offices of the Fund or, if the Trust employs a transfer  agent,  at the offices of the transfer agent of the Trust.

     Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine the conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged  to have been lost,  stolen or destroyed;  and may, in their  discretion,  require the owner of such  certificate or his legal  representative  to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost,  stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

     The Board of Trustees shall provide a suitable seal of the Trust,  in such form and bearing such  inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS
     The By-Laws of the Trust may be altered,  amended,  added to or  repealed by the  Shareholders  or by majority vote of the entire  Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.